Exhibit (a)(1)(F)

Instruction for Conditional Exercise for Tender of Option Shares and Warrant Shares

of

Penwest Pharmaceuticals Co.

Pursuant to the Offer to Purchase Dated August 20, 2010

by

West Acquisition Corp.

an indirect wholly-owned subsidiary of

Endo Pharmaceuticals Holdings Inc.

(Note: Before completing the Conditional Election Form attached hereto, you should read these instructions carefully, as well as the Offer to Purchase)

YOU ARE NOT REQUIRED TO EXERCISE YOUR OPTIONS OR WARRANTS IN CONNECTION WITH THE OFFER. IF YOU WISH TO CONDITIONALLY EXERCISE YOUR OPTIONS AND/OR WARRANTS AND TENDER ALL OF THE UNDERLYING SHARES, THE CONDITIONAL ELECTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE “DEPOSITARY”) BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, SEPTEMBER 17, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

Send the Conditional Election Form to:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Facsimile number (718) 234-5001

Note: Delivery of the Conditional Election Form to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

By signing this Conditional Election Form, you acknowledge receipt of the materials relating to the offer of West Acquisition Corp. (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo”), a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Penwest Pharmaceuticals Co., a Washington corporation (“Penwest”), at a price of $5.00 per Share, net to the seller in cash (less any required withholding taxes and without interest, the “Offer Price”) as described in the Offer to Purchase, dated August 20, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with the associated Letter of Transmittal, the “Offer”), as well as receipt of this Instruction for Conditional Exercise. If you hold options and/or warrants, you may conditionally exercise some or all of your options and/or warrants and tender all of the underlying Shares pursuant to the terms and conditions set forth in the Offer. If, after reading the enclosed materials, you want to conditionally exercise some or all of your options and/or warrants and tender all of the underlying Shares, you must follow the instructions contained herein. If you do not respond using the enclosed Conditional Election Form, you will be deemed to have instructed Purchaser not to conditionally exercise any of your options or warrants and none of the Shares underlying such options or warrants will be tendered in the Offer.

1. You should complete the Conditional Election Form if you wish to conditionally exercise some or all of your options and/or warrants to purchase Shares, and to tender all the underlying Shares pursuant to the terms and conditions set forth in the Offer. By signing the Conditional Election Form, you agree that if any Shares you properly tendered pursuant thereto are accepted, you shall receive a cash payment (i) with respect to options exercised, equal to the aggregate Offer Price with respect to the Shares so exercised, less the aggregate exercise price of the options so exercised and any applicable withholding amounts and (ii) with respect to warrants exercised, equal to the aggregate Offer Price with respect to the Shares so exercised, less the aggregate exercise price of the warrants so exercised and any applicable withholding amounts, and you further agree to be bound by the terms and conditions set forth herein and in the Offer. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the options and/or warrants you have submitted for conditional exercise unless and until you revoke your conditional exercise of options and/or warrants and withdraw your tender of underlying Shares.

2. By signing the Conditional Election Form, you acknowledge that Purchaser is allowing you to conditionally exercise your options and warrants for the purpose of allowing you to tender Shares in the Offer. Options and warrants tendered in the Offer shall not be deemed to be exercised unless and until we accept for payment and pay for Shares tendered in the Offer. Any exercise of options and warrants in connection with the tender of underlying Shares shall be deemed to have occurred immediately prior to our acceptance for payment of Shares tendered in the Offer.

3. Conditional exercises of options and warrants and tenders of underlying Shares pursuant to the Offer may be withdrawn at any time prior to 12:00 midnight, New York City time, at the end of Friday, September 17, 2010 (unless the Offer is extended) by submitting a written or facsimile transmission notice of withdrawal. Holders of options or warrants that tender Shares issuable upon exercise of such options and warrants shall have the right to withdraw such tenders and revoke the related exercise of such options and warrants to the same extent that holders of Shares generally are permitted to withdraw tenders in the Offer. For a withdrawal of Shares to be effective, a written transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the record holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offer to Purchase), unless such Shares have been tendered for the account of any Eligible Institution. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties. None of Purchaser, the Depositary or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them shall incur any liability for failure to give any such notice.

4. The Conditional Election Form must be received by American Stock Transfer & Trust Company, the Depositary, before 12:00 midnight, New York City time, at the end of Friday, September 17, 2010, unless the Offer is extended. You must sign and complete this form for your direction to be valid.

IF YOU DO NOT CONDITIONALLY EXERCISE YOUR OPTIONS AND/OR WARRANTS

All options that are not tendered and are outstanding immediately before the effective time of the Merger, whether or not vested, will be canceled as of the effective time of the Merger in exchange for an amount in cash equal to the number of Shares subject to each such option, multiplied by the excess, if any, of (i) the Offer Price over (ii) the per-share exercise price of such option. Options granted under the 1997 Equity Incentive Plan that are not tendered will terminate upon Purchaser’s acceptance for payment of shares of Penwest common stock pursuant to the Offer.

Upon consummation of the Merger, each warrant to acquire Shares that has not been tendered shall become a warrant to receive, subject to the conditions set forth therein, an amount of cash equal to the amount that would have been payable with respect to the Shares issuable upon exercise of the warrant if such warrant had been exercised immediately prior to the Merger. However, in lieu of such consideration and in accordance with the terms of the warrants, at the holder’s election exercisable within 30 days after the closing of the Merger a holder of such a warrant will be entitled to receive an amount of cash equal to the value of such warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per Share equal to the value weighted average price of Penwest common stock for the trading day immediately preceding the date of the closing of the Merger, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such warrant as of the date of the closing of the Merger and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of August 10, 2010.

General Terms and Conditions of the Offer:

NOTE: BY SIGNING THE CONDITIONAL ELECTION FORM, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS, WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

1. You will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and have read, understand and agree with all of the terms of the Offer as set forth in the Offer to Purchase.

2. You understand that tenders of Shares pursuant to the procedures described herein and in the Offer to Purchase will constitute an agreement between you and Purchaser upon the terms and subject to the conditions of the Offer as set forth herein and in the Offer to Purchase.

3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

4. Subject to Instruction 6 of the Letter of Transmittal, Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. You understand that you will be responsible for paying any applicable federal and state income and employment taxes arising from the exercise of the options and warrants and the sale of the Shares in the Offer.

5. Under the U.S. federal income tax laws, Purchaser may be required to withhold income and employment taxes from the amount of any payments made to Penwest shareholders pursuant to the Offer. If you are not a U.S. holder (as defined in the Offer to Purchase) you should consult with your tax advisor as to the U.S. federal, state, local, and foreign tax laws applicable to the Offer and the Merger. See Section 5 of the Offer to Purchase.

In order to avoid backup withholding of U.S. federal income tax on payments received upon the conditional exercise of options or warrants pursuant to the Offer, an option or warrant holder must either (1) provide the Depositary with his or her correct Taxpayer Identification Number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 provided along with the Conditional Election Form and certify, under penalties of perjury, that such number is correct and that he or she is not subject to backup withholding or (2) establish another basis for exemption from withholding. If the correct TIN is not provided, a penalty may be imposed by the IRS and payments made upon the conditional exercise of options or warrants may be subject to backup withholding. Foreign shareholders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the Depositary or the Information Agent) in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate. If backup withholding applies or if an option or warrant holder fails to provide the required information, Purchaser is required to withhold a portion of any payment made pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be applied for from the IRS.

Holders of Eligible options or warrants should consult their tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

6. All questions as to the number of Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser in its sole discretion, which determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Purchaser’s counsel, be unlawful. Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares, and Purchaser’s interpretation of the terms of the Offer (including these Instructions for Conditional Exercise) will be final and binding on all parties. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Purchaser shall determine. None of Purchaser, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

7. If the Conditional Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted with the Conditional Election Form.

8. Questions and requests for assistance or additional copies of the Offer and these Instructions for Conditional Exercise should be directed to MacKenzie Partners at (800) 322-2885.

NOTE: PURCHASER WILL REJECT (OR NOT ACCEPT) ANY CONDITIONAL EXERCISE OF ANY OPTION OR WARRANT AND TENDER OF ANY SHARE THAT EXPIRES PRIOR TO THE EXPIRATION OF THE OFFER.

TO CONFIRM YOUR OPTION OR WARRANT STATUS, YOU MAY REQUEST A CURRENT SUMMARY OF YOUR OPTIONS BY CONTACTING FRANK MUSCOLO AT (845) 878-8433 OR BY EMAIL AT FRANK.MUSCOLO@PENWEST.COM.

CONDITIONAL ELECTION FORM

Full Name:
(Please Print)
Address:
(Include Zip Code)
Social Security or Employee Number:

1. EXERCISE: This conditional exercise is being made in connection with the offer of West Acquisition Corp. (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo”), a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Penwest Pharmaceuticals Co., a Washington corporation (“Penwest”), at a price of $5.00 per Share, net to the seller in cash (less any required withholding taxes and without interest, the “Offer Price”) as described in the Offer to Purchase, dated August 20, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with the associated Letter of Transmittal, the “Offer”). I hereby conditionally exercise the options and warrants, as applicable, granted to me by Penwest that are specified in paragraphs 2 and 3 below. As part of such conditional exercise, all the underlying Shares I am entitled to receive upon exercise of such options and warrants, as applicable, will be tendered in the Offer in accordance with my elections in paragraphs 2 and 3 below. My exercise of options and warrants, as applicable, hereunder is subject to the condition that any such options and warrants exercised for Shares tendered but not purchased by Purchaser shall be deemed not to have been exercised.

2. OPTION ELECTION: I hereby elect as follows with respect to my options:

(Choose only one)

☐ I wish to conditionally exercise and tender all Shares underlying all of my options.

☐ I wish to conditionally exercise and tender all Shares underlying only the options listed below.

I understand that options will be conditionally exercised as described below:

1. Grant date             ; Option for              Shares; and per share grant price of $            .

2. Grant date             ; Option for              Shares; and per share grant price of $            .

3. Grant date             ; Option for              Shares; and per share grant price of $            .

4. Grant date             ; Option for              Shares; and per share grant price of $            .

ATTACH ADDITIONAL PAGE IF NEEDED.

I acknowledge and agree that if I do not designate the order in which I wish to have my options exercised, my options will be exercised in the order of exercise price, starting with the lowest exercise price. I further acknowledge and agree that if the Offer Price is equal to or lower than the exercise price of an option, each such option, and the tendered Shares with respect to each such option, shall automatically be deemed not to have been, respectively, exercised or tendered.

3. WARRANT ELECTION: I hereby elect as follows with respect to my warrants:

(Choose only one)

☐ I wish to conditionally exercise and tender all Shares underlying all of my warrants.

☐ I wish to conditionally exercise and tender all Shares underlying only the warrants listed below.

I understand that warrants will be conditionally exercised as described below:

1.	Warrant for Shares; and per share grant price of $ .

2. Warrant for              Shares; and per share grant price of $            .

4. AGREEMENT: The undersigned acknowledges receipt of the Offer to Purchase and represents that the undersigned has read the Offer to Purchase and related documents carefully. The undersigned hereby instructs Purchaser, subject to the terms and conditions set forth in this Conditional Election Form and in the Offer to Purchase, to carry out the instructions contained in this Conditional Election Form. Purchaser is hereby authorized, in accordance with the instructions contained in this Conditional Election Form, to (i) exercise the undersigned’s options and warrants, as applicable (but only to the extent that the related Shares are accepted for purchase pursuant to the Offer), and deliver such Shares to American Stock Transfer & Trust Company, the Depositary for the Offer; (ii) retain from the net cash proceeds received pursuant to the Offer from the purchase of the Shares the option or warrant exercise price, as applicable, for such Shares; and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that, if the net cash proceeds from the purchase of the undersigned’s Shares are insufficient to cover the related option or warrant exercise price, as applicable, the undersigned will, immediately upon request of Purchaser, forward to Purchaser a check in an amount sufficient to cover any such shortfall.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED

SIGN HERE

US Holders Please Also Complete the Enclosed IRS Form W-9

Non-US Holders Please Obtain and Complete IRS Form W-8BEN or

Other Applicable IRS Form W-8

Signature(s):

Full Name(s) (Please print):

Date:

Capacity (full title):